EXHIBIT 4.13

AMENDMENT NO. 7 TO

POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 7 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 19, 2008, among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), W. R. GRACE & CO. (the “Company”) and the Subsidiaries of W. R. Grace & Co. parties hereto (collectively, the “Borrowers”).

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as previously amended, the “Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments.  Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

(a)                                  Section 7.13 of the Loan Agreement is hereby amended to read in its entirety as follows:

“7.13 Debt.  No Borrower shall incur or maintain any Debt (or apply to the Bankruptcy Court for authority to do so), other than:  (a) the Obligations; (b) Debt existing on the Closing Date and described on Schedule 6.7; (c) Capital Leases of Equipment and purchase money secured Debt incurred following the Closing Date to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $25,000,000 at any time; (d) Permitted Intercompany Debt; (e) Debt consisting of Guaranties which are permitted by Section 7.12; (f) Debt arising pursuant to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes); (g) Debt of any entity existing at the time such entity is acquired by a Borrower or any Other Subsidiary provided that such Debt shall not have been incurred in contemplation of such acquisition and no Borrower shall guaranty or otherwise assume such Debt; (h) Debt owing by W. R. Grace & Co.-Conn. to ART incurred in a manner consistent with the joint venture arrangements relating to ART which are in existence on the Closing Date, (i) Debt (1) incurred after the Petition Date, but prior to the time at which the initial Revolving Loans are made hereunder, (2) owing to one or more Other Subsidiaries, and (3) which is repaid with the proceeds of the initial Loans hereunder, (j) Debt incurred (i) while no Default or Event of Default has occurred and is continuing, (ii) while the Obligations exceed $50,000,000 and (iii) owing to one or more Other Subsidiaries, (k) Debt in an aggregate amount not to exceed $100,000,000, as long as such Debt is secured by any or all COLI and not secured by any assets other than COLI, and (l) other unsecured Debt not exceeding $25,000,000 in aggregate principal amount at any time outstanding.  The aggregate amount of lease payments under synthetic leases entered into by the Borrowers following the Petition Date shall not exceed $15,000,000.

(b)                                 The definition of “Permitted Lien” is hereby amended by relettering clause (n) thereof to be clause (o) thereof, and inserting a new clause (n), immediately prior to the relettered clause (o), which new clause (n) shall read in its entirety as follows:

“(n) Liens on COLI to the extent such Liens solely secure Debt  permitted by Section 7.13(k) (and such related obligations).

(c)                                  The definition of “Restricted Investment” is hereby amended by amending clause (k) thereof to read in its entirety as follows:

“(k) Investments, made while no Default or Event of Default has occurred and is continuing, not otherwise permitted hereunder by any Borrower in any Other Subsidiary, provided that (A) (i) immediately prior to and immediately after giving effect to such Investments, Availability equals or is greater than $82,500,000 or (ii) such Investments are funded from cash received from Other Subsidiaries (excluding cash received (x) in payment of trade payables, royalties or similar payments or interest or (y) as or from proceeds of loans) and (B) after giving effect to such Investments, the aggregate then outstanding amount of all such Investments made pursuant to this clause (k) subsequent to the Amendment No. 1 Closing Date shall not exceed  $60,000,000 in the aggregate on a net annual cash flow basis cumulatively (it being agreed that only $22,500,000 of this amount may be invested through transactions which do not require and have not received approval of the Bankruptcy Court);”

2.                                       Representations and Warranties of Borrower.  Each Borrower represents and warrants that:

(a)                                  The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)                                 Each of the representations and warranties contained in the Loan Agreement and the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

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(c)                                  Upon the effectiveness of this Amendment, no Event of Default shall have occurred and be continuing

3.                                       Conditions.  This Amendment shall be effective upon execution by each party hereto.

4.                                       Reference to and Effect Upon the Loan Agreement.

(a)                                  Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

5.                                       Defined Terms.  Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

6.                                       Governing Law.  THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

7.                                       Headings.  Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.                                       Severability.  If any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.                                       Acceptance of Signatures.  The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile or electronic mail transmission.  Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

10.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Edmundo Kahn
Name:	Edmundo Kahn
Title:	Vice President

BORROWERS:

W. R. Grace & Co.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc.
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food ‘N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc.
G C Management, Inc.
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.
Grace H-G II Inc.

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]

Grace Hotel Services Corporation
Grace International Holdings, Inc.
Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W. R. Grace Capital Corporation
W. R. Grace & Co.-Conn.
W. R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.
Guanica-Caribe Land Development Corporation
Hanover Square Corporation
Homco International, Inc.
Kootenai Development Company
L B Realty, Inc.
Litigation Management, Inc.
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.
MRA Intermedco, Inc.
MRA Staffing Systems, Inc.
Remedium Group, Inc.
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation, each as a Debtor and a Debtor-in-Possession

By:	/s/ Hudson La Force III
Its Duly Authorized Signatory

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in-Possession

By:	MRA Staffing Systems, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

By:	CCHP, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

Axial Basin Ranch Company, as a Debtor and Debtor-in-Possession

By:	Grace A-B II, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

By:	Grace A-B, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

Hayden-Gulch West Coal Company, as a Debtor and Debtor-in-Possession

By:	Grace H-G, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]

By:	Grace H-G II, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

H-G Coal Company, as a Debtor and Debtor-in-Possession

By:	Coalgrace, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

By:	Coalgrace II, Inc., a General Partner

	By:	/s/ Hudson La Force III

Its:

Dewey and Almy, LLC, as a Debtor and Debtor-in-Possession

By:	W. R. Grace & Co.-Conn., its sole member

	By:	/s/ Hudson La Force III

Its:

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC

By:	/s/ Matthew DeFranco
Title:	Vice President
Address:	11 West 42nd Street
New York, New York 10036
Attention: Matthew DeFranco
Facsimile: (212) 461-7715

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:
Title:	Vice President
Address:	70 East 55th Street
14th Floor
New York, New York 10022
Attention: John D. Trott
Facsimile: (212) 303-0060

[Signature Page to Amendment No. 7 to

Post-Petition Loan and Security Agreement]